EXHIBIT 10.3

SECOND AMENDMENT TO THE

JAMES RIVER GROUP, INC.

2003 INCENTIVE PLAN

Section 9.9 of the James River Group Inc. 2003 Incentive Plan is hereby deleted in its entirety and the following substituted in lieu thereof:

9.9 Adjustments. To prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the Plan in the event of any extraordinary dividend or other similar distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities, the issuance of warrants or other similar corporate transaction or event affecting the Shares with respect to which Options (or any other Awards) have been or may be issued under the Plan, then the Committee shall, in such manner as the Committee may deem equitable, adjust any or all of (i) the number and type of Shares that thereafter may be made the subject of Awards, (ii) the number and type of Shares subject to outstanding Awards, and (iii) the grant of exercise price with respect to any Option, or, if deemed appropriate, make provision for a cash payment to the holder of any outstanding Option; provided, in each case, that with respect to “incentive stock options,” no such adjustment shall be authorized to the extent that such adjustment would cause such options to violate Section 422(b) of the Code or any successor provision; and provided further, that the number of Shares subject to any Option denominated in Shares shall always be a whole number. Any adjustments made by the Committee pursuant to his Section 9.9 shall be binding on all Participants. In the event of any reorganization, merger, consolidation, split-up, spin-off, or other business combination involving the Company (each, a “Reorganization”), the Committee shall either (i) cause any Award outstanding as of the effective date of the Reorganization to be canceled in consideration of a cash payment made to the holder of such Award, (ii) provide for an alternate Award (whether from the Company or another entity that is a party to the Reorganization) to be made to the holder of such canceled Award substantially equivalent in value to the fair market value of such canceled Award or (iii) a combination of clauses (i) and (ii). The determination of fair market value shall be made by the Committee in its sole discretion.